Exhibit 99.1

Delphi Reports First Quarter 2017 Financial Results

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global technology company serving the automotive sector, today reported first quarter 2017 U.S. GAAP earnings from continuing operations of $1.24 per diluted share. Excluding special items, first quarter earnings from continuing operations totaled $1.59 per diluted share.

First Quarter Highlights Include:

•	Revenue of $4.3 billion, up 9% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $335 million, diluted earnings per share from continuing operations of $1.24

◦	Excluding special items, earnings from continuing operations of $1.59 per diluted share, up 17%

•	Adjusted Operating Income of $537 million, up 5%

◦	U.S. GAAP Operating Income margin of 10.8%. Adjusted Operating Income margin of 12.5%

•	Generated $290 million of cash from continuing operations

•	Share repurchases and dividends of $271 million

•	Announced plans for tax-free spin-off of its Powertrain Systems segment; to be discussed on first quarter earnings call at 8:30 a.m. ET today

"Our first quarter results reflect a great start to the year, building on the momentum we saw in 2016 with another quarter of strong growth, margins and cash flow," said Kevin Clark, president and chief executive officer. "Today also marks a major milestone in the evolution of our company as we announced plans to spin-off our Powertrain segment, creating two independent companies, each well-positioned to meet the rapidly changing needs of our customers and deliver value to all of our stakeholders."

First Quarter 2017 Results
The Company reported first quarter 2017 revenue of $4.3 billion, an increase of 6% from the prior year period, reflecting volume growth in all regions. Adjusted for currency exchange, commodity movements and the divestiture of the Company's Mechatronics businesses, revenue increased by 9% in the first quarter. This reflects growth of 7% in North America, 10% in Europe, 10% in Asia and 16% in South America.

The Company reported first quarter 2017 U.S. GAAP net income from continuing operations of $335 million and earnings from continuing operations of $1.24 per diluted share, compared to $320 million and $1.15 per diluted share in the prior year period. First quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $428 million, or $1.59 per diluted share, which includes the favorable impacts of a reduced share count and a lower tax rate compared to the prior period. Adjusted Net Income in the prior year period was $377 million, or $1.36 per diluted share.
First quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $537 million, compared to $512 million in the prior year period, resulting from the continued above-market growth of our businesses in Europe, North America, and Asia Pacific. First quarter Adjusted Operating margin was 12.5%, compared to 12.6% in the prior year period, as our sales growth and the beneficial impacts of cost reduction initiatives, including our continuing rotation to low cost manufacturing locations in Europe, were offset by continued investments for growth and warranty charges recorded in the first quarter. Depreciation and amortization expense (including asset impairment charges) totaled $175 million, an increase from $162 million in the prior year period.
Interest expense for the first quarter totaled $34 million, as compared to $41 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the third quarter of 2016.
Tax expense in the first quarter of 2017 was $61 million, resulting in an effective tax rate of approximately 15%, compared to $75 million, or an effective rate of 19%, in the prior year period. The decrease in the effective tax rate reflects the geographic mix of pretax earnings as well as the impacts of discrete items.
The Company generated net cash flow from operating activities of $290 million in the first quarter, compared to $268 million in the prior year period. As of March 31, 2017, the Company had cash and cash equivalents of $0.5 billion and total debt of $4.0 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Share Repurchase Program
During the first quarter of 2017, the Company repurchased 2.56 million shares for approximately $193 million under its existing authorized share repurchase program, leaving approximately $1,179 million available for future share repurchases. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q2 and Full Year 2017 Outlook
The Company's second quarter and full year 2017 financial guidance is as follows:

(in millions, except per share amounts)	Q2 2017	Full Year 2017
Net sales	$4,150 - $4,250	$16,500 - $16,900
Adjusted operating income	$560 - $580	$2,210 - $2,310
Adjusted operating income margin	13.5% - 13.7%	13.4% - 13.7%
Adjusted net income per share	$1.62 - $1.68	$6.40 - $6.70
Cash flow from operations		$2,100
Capital expenditures		$850
Adjusted effective tax rate	~16%	~16%

Planned Spin-off of Powertrain Systems Segment
As further detailed in a separate press release, Delphi also announced today its intention to execute a tax-free spin-off of its Powertrain Systems segment into a new, independent publicly traded company, creating two highly focused public companies strategically positioned to drive incremental value for customers, shareholders and employees. The transaction is expected to be completed by March 2018.

Conference Call and Webcast
The Company will host a conference call to discuss the planned transaction and these results at 8:30 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 54160665. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other acquisition and portfolio project costs, asset impairments and gains (losses) on business divestitures. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of Net sales.
Adjusted Net Income represents net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a high-technology company that integrates safer, greener and more connected solutions for the automotive and transportation sectors. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 46 countries. Visit delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in millions, except per share amounts)
Net sales	$4,292	$4,051
Operating expenses:
Cost of sales	3,445	3,262
Selling, general and administrative	288	277
Amortization	33	33
Restructuring	62	35
Total operating expenses	3,828	3,607
Operating income	464	444
Interest expense	(34)	(41)
Other (expense) income, net	(28)	1
Income from continuing operations before income taxes and equity income	402	404
Income tax expense	(61)	(75)
Income from continuing operations before equity income	341	329
Equity income, net of tax	11	6
Income from continuing operations	352	335
Income from discontinued operations, net of tax	—	108
Net income	352	443
Net income attributable to noncontrolling interest	17	18
Net income attributable to Delphi	$335	$425

Amounts attributable to Delphi:
Income from continuing operations	$335	$320
Income from discontinued operations	—	105
Net income	$335	$425

Diluted net income per share:
Continuing operations	$1.24	$1.15
Discontinued operations	—	0.38
Diluted net income per share attributable to Delphi	$1.24	$1.53
Weighted average number of diluted shares outstanding	269.54	277.04

Cash dividends declared per share	$0.29	$0.29

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$547	$838
Restricted cash	1	1
Accounts receivable, net	3,132	2,938
Inventories	1,375	1,232
Other current assets	432	410
Total current assets	5,487	5,419
Long-term assets:
Property, net	3,569	3,515
Investments in affiliates	118	101
Intangible assets, net	1,244	1,240
Goodwill	1,557	1,508
Other long-term assets	522	509
Total long-term assets	7,010	6,873
Total assets	$12,497	$12,292
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$8	$12
Accounts payable	2,549	2,563
Accrued liabilities	1,535	1,573
Total current liabilities	4,092	4,148
Long-term liabilities:
Long-term debt	3,991	3,959
Pension benefit obligations	962	955
Other long-term liabilities	503	467
Total long-term liabilities	5,456	5,381
Total liabilities	9,548	9,529
Commitments and contingencies
Total Delphi shareholders' equity	2,579	2,401
Noncontrolling interest	370	362
Total shareholders’ equity	2,949	2,763
Total liabilities and shareholders’ equity	$12,497	$12,292

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in millions)
Cash flows from operating activities:
Net income	$352	$443
Income from discontinued operations, net of tax	—	108
Income from continuing operations	352	335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	175	162
Restructuring expense, net of cash paid	4	5
Deferred income taxes	8	3
Income from equity method investments, net of dividends received	(11)	(6)
Other, net	39	36
Changes in operating assets and liabilities:
Accounts receivable, net	(189)	(178)
Inventories	(143)	(105)
Accounts payable	59	80
Other, net	15	(45)
Pension contributions	(19)	(19)
Net cash provided by operating activities	290	268
Cash flows from investing activities:
Capital expenditures	(215)	(240)
Proceeds from sale of property / investments	—	1
Net proceeds from divestiture of discontinued operations	—	52
Cost of business acquisitions, net of cash acquired	(40)	(15)
Cost of technology investments	(15)	(3)
Settlement of derivatives	—	(15)
Net cash used in investing activities from continuing operations	(270)	(220)
Net cash used in investing activities from discontinued operations	—	(4)
Net cash used in investing activities	(270)	(224)
Cash flows from financing activities:
Net (repayments) proceeds under other short-term debt agreements	(4)	321
Contingent consideration and deferred acquisition purchase price payments	(20)	—
Dividend payments of consolidated affiliates to minority shareholders	(10)	(12)
Repurchase of ordinary shares	(194)	(358)
Distribution of cash dividends	(78)	(80)
Taxes withheld and paid on employees' restricted share awards	(26)	(37)
Net cash used in financing activities	(332)	(166)
Effect of exchange rate fluctuations on cash and cash equivalents	21	6
Decrease in cash and cash equivalents	(291)	(116)
Cash and cash equivalents at beginning of period	838	579
Cash and cash equivalents at end of period	$547	$463

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2017	2016	%
	(in millions)
Net Sales
Electrical/Electronic Architecture	$2,342	$2,277	3%
Powertrain Systems	1,168	1,117	5%
Electronics and Safety	818	697	17%
Eliminations and Other (a)	(36)	(40)
Net Sales	$4,292	$4,051

Adjusted Operating Income
Electrical/Electronic Architecture	$329	$307	7%
Powertrain Systems	160	125	28%
Electronics and Safety	48	80	(40)%
Eliminations and Other (a)	—	—
Adjusted Operating Income	$537	$512

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
	2017	2016
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	269.20	276.62
Dilutive shares related to RSUs	0.34	0.42
Weighted average ordinary shares outstanding, including dilutive shares	269.54	277.04
Basic net income per share:
Continuing operations	$1.24	$1.16
Discontinued operations	—	0.38
Basic net income per share attributable to Delphi	$1.24	$1.54
Diluted net income per share:
Continuing operations	$1.24	$1.15
Discontinued operations	—	0.38
Diluted net income per share attributable to Delphi	$1.24	$1.53

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating Income margin represents Operating Income as a percentage of Net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of Net sales.

Consolidated Adjusted Operating Income
	Three Months Ended March 31,
	2017		2016
	($ in millions)
	$	Margin	$	Margin
Net income attributable to Delphi	$335		$425
Interest expense	34		41
Other expense (income), net	28		(1)
Income tax expense	61		75
Equity income, net of tax	(11)		(6)
Income from discontinued operations, net of tax	—		(108)
Net income attributable to noncontrolling interest	17		18
Operating income	$464	10.8%	$444	11.0%
Restructuring	62		35
Other acquisition and portfolio project costs	6		33
Asset impairments	5		—
Adjusted operating income	$537	12.5%	$512	12.6%

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2017	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$313	$144	$7	$—	$464
Restructuring	13	10	39	—	62
Other acquisition and portfolio project costs	3	2	1	—	6
Asset impairments	—	4	1	—	5
Adjusted operating income	$329	$160	$48	$—	$537

Depreciation and amortization (a)	$101	$50	$24	$—	$175

Three Months Ended March 31, 2016	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$262	$112	$70	$—	$444
Restructuring	18	9	8	—	35
Other acquisition and portfolio project costs	27	4	2	—	33
Adjusted operating income	$307	$125	$80	$—	$512

Depreciation and amortization	$95	$46	$21	$—	$162

(a) Includes asset impairments.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company's financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2017	2016
	(in millions, except per share amounts)
Net income attributable to Delphi	$335	$425
Income from discontinued operations attributable to Delphi, net of tax	—	(105)
Income from continuing operations attributable to Delphi	335	320
Adjusting items:
Restructuring	62	35
Other acquisition and portfolio project costs	6	33
Asset impairments	5	—
Reserve for Unsecured Creditors litigation	27	—
Tax impact of adjusting items (a)	(7)	(11)
Adjusted net income attributable to Delphi	$428	$377

Weighted average number of diluted shares outstanding	269.54	277.04
Diluted net income per share from continuing operations attributable to Delphi	$1.24	$1.15
Adjusted net income per share	$1.59	$1.36

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company's core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions (including the settlement of foreign currency derivatives in 2016 related to the 2015 acquisition of HellermannTyton) and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of cash flow before financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended March 31,
	2017	2016
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$352	$335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	175	162
Restructuring expense, net of cash paid	4	5
Working capital	(273)	(203)
Pension contributions	(19)	(19)
Other, net	51	(12)
Net cash provided by operating activities from continuing operations	290	268

Cash flows from investing activities:
Capital expenditures	(215)	(240)
Net proceeds from divestiture of discontinued operations	—	52
Cost of business acquisitions, net of cash acquired	(40)	(15)
Cost of technology investments	(15)	(3)
Settlement of derivatives	—	(15)
Other, net	—	1
Net cash used in investing activities from continuing operations	(270)	(220)

Adjusting items:
Adjustment for net proceeds from divestiture of discontinued operations	—	(52)
Adjustment for the cost of business acquisitions, net of cash acquired	40	15
Adjustment for settlement of derivatives related to business acquisition	—	15
Cash flow before financing	$60	$26

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company's financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Q2		Estimated Full Year
	2017 (1)		2017 (1)

	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)	$	Margin (2)
Net income attributable to Delphi	$335		$1,452
Interest expense	34		136
Other expense, net	5		41
Income tax expense	65		285
Equity income, net of tax	(9)		(34)
Net income attributable to noncontrolling interest	16		68
Operating income	446	10.6%	1,948	11.7%
Restructuring	112		272
Other acquisition and portfolio project costs	12		35
Asset impairments	—		5
Adjusted operating income	$570	13.6%	$2,260	13.5%

Adjusted Net Income per share
Net income attributable to Delphi	$335		$1,452
Restructuring	112		272
Other acquisition and portfolio project costs	12		35
Asset impairments	—		5
Reserve for Unsecured Creditors litigation	—		27
Tax impact of adjusting items	(17)		(42)
Adjusted net income attributable to Delphi	$442		$1,749

Weighted average number of diluted shares outstanding	267.41		266.83
Diluted net income per share attributable to Delphi	$1.25		$5.44
Adjusted net income per share	$1.65		$6.55

(1) Prepared at the estimated mid-point of the Company's financial guidance range.

(2) Represents Operating Income and Adjusted Operating Income, respectively, as a percentage of estimated Net sales.

Investor Contact:
Elena Rosman
248.813.5091
elena.rosman@delphi.com

Media Contact:
Zach Peterson
248.561.3640
zachary.peterson@delphi.com